UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  February 4, 2020
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 4, 2020, Zovio Inc (the “Company”) entered into a letter agreement (the “Agreement”) with SevenSaoi Capital, LLC (“SevenSaoi”), SevenSaoi Capital Partners II, LLC, SevenSaoi Capital Partners IIA, LLC and Michael P. Cole (collectively, the “SevenSaoi Group”). Among other things, the Agreement provides that:
•The Company will increase the size of its Board of Directors (the “Board”) to ten and appoint Mr. Cole to the Board to serve as a Class II director with a term expiring at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).
•In connection with his appointment to the Board, Mr. Cole will be appointed to the Board’s Merger and Acquisition Oversight Committee and Compensation Committee.
•Subject to the terms of the Agreement, the Company will include Mr. Cole on its slate of nominees for election at the 2020 Annual Meeting and recommend, support and solicit proxies in favor of his election in a manner no less rigorous and favorable than the manner in which the Company does so for its other director nominees at the 2020 Annual Meeting.
•SevenSaoi has certain rights to appoint a replacement director if Mr. Cole ceases to serve on the Board during the Restricted Period (as defined below). Any replacement director must be reasonably acceptable to the Board and meet relevant independence requirements.
•Following Mr. Cole’s appointment to the Board, the Board will undertake a review of the Company’s classified Board structure to determine whether it continues to be in the best interests of the Company and its stockholders.
•Mr. Cole will offer to resign as a director if (1) at any time the Investors (as defined in the Agreement) do not, as a result of dispositions by them, beneficially own Net Long Shares (as defined in the Agreement) representing in the aggregate at least 4.5 percent of the Company’s then-outstanding common stock; (2) Mr. Cole is no longer able to serve as a director due to regulatory requirements applicable to the Company; or (3) any Investor is finally judicially determined to have breached the Agreement.
•The Company and SevenSaoi will cooperate to identify and mutually agree upon an additional person to join the Board as a director by a date intended to be no later than the Company’s 2021 Annual Meeting of Stockholders.
•The SevenSaoi Group will not dispose of any Voting Securities (as defined in the Agreement) prior to the earlier of (1) the closing of the polls at the 2020 Annual Meeting and (2) May 31, 2020.
•During the Restricted Period, the Investors will vote their shares of the Company’s common stock in a manner consistent with the recommendation of the Board, subject to certain exceptions specified in the Agreement.
•The Investors will abide by certain customary standstill provisions lasting from the date of the Agreement until 11:59 p.m., Pacific time, on the day that is 15 business days prior to the deadline for the submission of stockholder nominations of directors for the Company’s 2021 Annual Meeting of Stockholders (such period, the “Restricted Period”). The standstill provisions provide, among other things, that the Investors cannot:
◦solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;
◦enter into a voting agreement or any “group” with stockholders of the Company, other than with other Investors;
◦seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;
◦engage in any short sale or other derivative transaction in relation to the Company, or sell any voting rights decoupled from the underlying Voting Securities held by the Investors;
◦acquire any securities of the Company or rights that would result in the Investors beneficially owning more than 14.9 percent of the then-outstanding Voting Securities; or
◦other than through certain open market transactions and public offerings, sell securities of the Company to any person not a party to the Agreement that, to SevenSoai’s knowledge, would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding Voting Securities.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated by reference.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
In connection with the Agreement, the Board increased the size of the Board to ten directors and appointed Mr. Cole to serve as a director, effective February 5, 2020. Mr. Cole was also appointed to the Board’s Compensation Committee and Merger and Acquisition Oversight Committee.
Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Cole, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Cole was selected as a director. There are no related party transactions between the Company and Mr. Cole (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Cole does not have any family relationships with any of the Company’s directors or executive officers.
Mr. Cole will participate in the director benefits arrangements applicable to non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2019. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Cole.
Item 8.01 Other Events.
On February 5, 2020, the Company issued a press release announcing the appointment of Mr. Cole as a director. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of February 5, 2020, among Zovio Inc, SevenSaoi Capital, LLC, SevenSaoi Capital Partners II, LLC, SevenSaoi Capital Partners IIA, LLC and Michael P. Cole.
99.1	Press Release, dated February 5, 2020

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2020		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel